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                                                                 Exhibit 3(i)(b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                  ROY H. PARK BROADCASTING OF BIRMINGHAM, INC.



          Roy H. Park Broadcasting of Birmingham, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST.  That at a meeting of the board of directors of said
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corporation held on August 20, 1983, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable, and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that it is deemed advisable and in the best interests of the corporation that the Certificate of Incorporation of this corporation be amended in the following manner:

               Article First is amended to provide as follows: "The name of this corporation is Park Broadcasting, Inc."

          SECOND.  That, thereafter, pursuant to resolution of its board of
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directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice
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and in accordance with Section 222 and Section 229 of the General Corporation
Law of the State of Delaware, at which meeting the amendment described above was unanimously approved.

          THIRD.  That said amendment was duly adopted in accordance with the
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provisions of Section 242 of the General Corporation Law of the State of
Delaware.
          FOURTH. That the capital of said corporation shall not be reduced
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under or by reason of said amendment.

          In accordance with Section 103(a)(2) and Section 103(b)(2) of the General Corporation Law of the State of Delaware, this corporation hereby executes and acknowledges this Certificate of Amendment of its Certificate of Incorporation this 20th day of August, 1993.

                              ROY H. PARK BROADCASTING
                                OF BIRMINGHAM, INC.

                              By___________________________
                                President

Attest:

______________________
Secretary